UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

WILLIAM PENN BANCORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-40255	85-3898797
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

10 Canal Street, Suite 104, Bristol, Pennsylvania 19007

(Address of principal executive offices) (Zip Code)

(267) 540-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WMPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [☒]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [☐]

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of the shareholders of William Penn Bancorporation (“William Penn”) was held on April 2, 2025 to consider certain matters related to the Agreement and Plan of Merger, dated as of October 31, 2024 (the “Merger Agreement”), by and between William Penn and Mid Penn Bancorp, Inc. (“Mid Penn”) pursuant to which, on the terms and subject to the conditions set forth therein, Mid Penn will acquire William Penn in an all-stock transaction by means of a merger of William Penn with and into Mid Penn (the “Merger”).

As of January 31, 2025, the record date for shareholders entitled to notice of, and to vote at, the special meeting, there were 9,208,217 shares of William Penn common stock, par value $0.01 per share, issued and outstanding. The holders of 6,105,179 shares of William Penn common stock were present or represented by proxy at the special meeting, constituting a quorum.

The following proposals were considered at the special meeting:

1.	A proposal to approve and adopt the Merger Agreement, which provides for, among other things, the merger of William Penn with and into Mid Penn (the “William Penn merger proposal”); and

2.

A proposal to authorize the board of directors to adjourn the William Penn special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the William Penn special meeting to approve the William Penn merger proposal (the “William Penn adjournment proposal”).

Each proposal considered and voted on was approved by the requisite vote of William Penn’s shareholders. The final voting results for the William Penn merger proposal is presented below. Because a quorum was present at the special meeting and the William Penn merger proposal received the requisite vote needed for approval, a vote on the William Penn adjournment proposal was withdrawn and not called. For more information on each of these proposals, see the definitive proxy statement filed by William Penn with the U.S. Securities and Exchange Commission on February 11, 2025.

Proposal 1:  William Penn merger proposal

Votes For	Votes Against	Abstain	Broker Non-Votes
5,822,391	226,058	56,730	—

Item 8.01Other Events.

On April 2, 2025, Mid Penn and William Penn issued a joint press release announcing that the shareholders of both Mid Penn and William Penn have approved the transactions contemplated by the Merger Agreement.

A copy of the joint press release is attached as Exhibit 99.1 and is furnished herewith.

Item 9.01Financial Statements and Other Exhibits.

(d)Exhibits

NumberDescription

99.1Joint Press Release dated April 2, 2025

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

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WILLIAM PENN BANCORPORATION

Date: April 2, 2025	By:	/s/ Kenneth J. Stephon
Kenneth J. Stephon
Chairman, President and Chief Executive Officer